EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46704 and 333-69787) of Arden Group, Inc. and its subsidiaries of our report dated March 8, 2006, relating to the consolidated financial statements which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
March 6, 2008